Glacier National Park Concession Contract To Expire December 31, 2013

Viad Will Receive $25 Million for Possessory Interest

PHOENIX, Aug. 14, 2013 /PRNewswire/ -- Viad Corp (NYSE:VVI) today announced that the contract to operate concessions in Glacier National Park, held by its Glacier Park, Inc. ("Glacier Park") business unit, will end on December 31, 2013. Upon completion of the contract term, the company is entitled to a cash payment of $25 million for its "possessory interest," which generally means the value of the structures acquired or constructed, fixtures installed and improvements made to the concession property during the term of the contract. The company is also entitled to an estimated $5 million to $6 million for the personal property used at the facilities covered by the concession contract.

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Paul B. Dykstra, chairman, president and chief executive officer of Viad, said, "We greatly appreciate the opportunity to have worked with the U.S. National Park Service to provide an exceptional experience to Glacier National Park visitors for more than 30 years. Although we would have preferred to retain the concession operations as part of our Travel & Recreation portfolio, we will still have a strong business in the Glacier National Park area without the contract. And we will continue seeking additional opportunities to expand our Travel & Recreation operations in and around the National Parks as part of our 'Refresh, Build, Buy' growth strategy."

Of the 1,015 rooms currently operated by Glacier Park, only 480 are covered by the concession contract. Following the expiration of the concession contract on December 31, 2013, the ongoing Glacier Park business will include: Glacier Park Lodge (161 rooms in East Glacier, Montana); Grouse Mountain Lodge (143 rooms in Whitefish, Montana); St. Mary Lodge, Cabins and Motel (115 rooms in St. Mary, Montana); the Prince of Wales Hotel (86 rooms in Waterton Lakes National Park, Alberta, Canada); and the Stewart Hotel (30 rooms located adjacent to Lake McDonald Lodge, inside Glacier National Park).

About Viad
Viad is an S&P SmallCap 600 company. Viad operates through its Marketing & Events Group, composed of Global Experience Specialists, Inc. and affiliates, and its Travel & Recreation Group, composed of Brewster Travel Canada, Glacier Park, Inc. and Alaska Denali Travel. For more information, visit the company's Web site at www.viad.com.

Forward-Looking Statements

As provided by the safe harbor provision under the Private Securities Litigation Reform Act of 1995, Viad cautions readers that, in addition to historical information contained herein, this press release includes certain information, assumptions and discussions that may constitute forward-looking statements. These forward-looking statements are not historical facts, but reflect current estimates, projections, expectations, or trends concerning future growth, operating cash flows, availability of short-term borrowings, consumer demand, new or renewal business, investment policies, productivity improvements, ongoing cost reduction efforts, efficiency, competitiveness, legal expenses, tax rates and other tax matters, foreign exchange rates, and the realization of restructuring cost savings. Actual results could differ materially from those discussed in the forward-looking statements. Viad's businesses can be affected by a host of risks and uncertainties. Among other things, natural disasters, gains and losses of customers, consumer demand patterns, labor relations, purchasing decisions related to customer demand for exhibition and event services, existing and new competition, industry alliances, consolidation and growth patterns within the industries in which Viad competes, acquisitions, capital allocations, adverse developments in liabilities associated with discontinued operations and any deterioration in the economy, may individually or in combination impact future results. In addition to factors mentioned elsewhere, economic, competitive, governmental, technological, capital marketplace and other factors, including terrorist activities or war, a pandemic health crisis and international conditions, could affect the forward-looking statements in this press release. Additional information concerning business and other risk factors that could cause actual results to materially differ from those in the forward-looking statements can be found in Viad's annual and quarterly reports filed with the Securities and Exchange Commission.

Information about Viad obtained from sources other than the company may be out-of-date or incorrect. Please rely only on company press releases, SEC filings and other information provided by the company, keeping in mind that forward-looking statements speak only as of the date made. Viad undertakes no obligation to update any forward-looking statements, including prior forward-looking statements, to reflect events or circumstances arising after the date as of which the forward-looking statements were made.

Contacts: Joe Diaz Lytham Partners (602) 889-9660 diaz@lythampartners.com	Carrie Long Viad Corp (602) 207-2681 IR@viad.com